UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hazlo! Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

7370

(Primary Standard Industrial Classification Code Number)

80-0638212

(I.R.S. Employer Identification Number)

Hazlo! Technologies, Inc.

9181 S. Antler Crest Drive

Vail, AZ 85641

Tel. (520) 990-5533

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Alejandra J. De La Torre, President

Hazlo! Technologies, Inc.

9181 S. Antler Crest Drive

Vail, AZ 85641

Tel. (520) 990-5533

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies of communications to:

Theresa A. Stein, Esq.

1228 “N” Street, #22

Sacramento, CA 95814

Telephone No.: (530) 632-2434

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

			Proposed
		Proposed	Maximum	Amount
Title	Amount	Maximum	Aggregate	of
Of Securities	to be	Offering Price	Offering Price	Registration
To be Registered	Registered	Per Share	(1)	Fee (1)
Common Stock,(1)(2)	1,250,000	$0.02	$25,000	$1.78
Par value $0.001 Per Share

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria.  No assurance can be given that the shares offered herby will have a market value or that they may be sold at this, or at any price.

(2)  Estimated pursuant to Rule 457(o) under the securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

Hazlo! Technologies, Inc.

1,250,000 Shares of Common Stock at $0.02 Per Share

This registration statement constitutes the initial public offering of Hazlo! Technologies, Inc.’s common stock.  Hazlo! Technologies, Inc. is registering 1,250,000 shares of common stock at an offering price of $0.02 per share for a total amount of $25,000.  The Company is offering these shares on a self-underwritten, best effort, all-or-none basis.  There is no minimum number of shares to be purchased per investor.  The shares will be offered at a fixed price of $0.02 per share for a period of 180 days from the date this registration statement is declared effective by the Securities and Exchange Commission.  However, we may extend this offer for up to 90 days following the 180 day offering period.  In the event that 1,250,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you, with interest, and without deduction of any kind.  If all 1,250,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund.

Funds from this offering will be held in an escrow account until all shares have been sold.  The funds will be held by U.S. Bank National Association, 101 N. First Avenue, Phoenix, Arizona, 85003.  All subscription funds will be payable to U.S. Bank N.A. Escrow for Hazlo! Technologies, Inc.

The Company’s directors, Alejandra J. De La Torre and Michael A. Klinicki, will be responsible to market and sell these securities.  Such persons will not be paid any commission for such sales.  The Company will pay all expenses incurred in this offering.  Expenses for this offering are estimated at $5,000.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.  After this registration statement is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”). Although we intend to apply to have our common stock quoted on the OTC Bulletin Board, there can be no assurance that our common stock will ever be quoted on the OTC Bulletin Board or that any market for our stock will ever develop.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.   YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is October 29, 2010

TABLE OF CONTENTS

Prospectus Summary	5
Our Company	5
Our Direct Public Offering	5
The Offering	6
Selected Summary Financial Data	7
Risk Factors	9
Use of Proceeds	14
Determination of Offering Price	14
Dilution	15
Plan of Distribution	16
Procedure for Subscribing	17
Business Summary and Background	18
Competition	19
Staffing and Employment	19
Description of Property	20
Management’s Discussion	20
Plan of Operation	21
Liquidity and Capital Resources	21
Management, Officers & Directors	22
Committees	23
Research and Development	22
Code of Business Conduct and Ethics	24
Background of Officers and Directors	24
Executive Compensation	25
Principal Stockholders	26
Description of Securities	27
Dividends	27
Reporting	27
Stock Transfer Agent	27
Stock Option Plan	27
Litigation	27
Legal Matters	27
Experts	27
Financial Statements	F-1

PART II
Information Not Required In Prospectus	28
Indemnification of Directors and Officers	28
Other Expenses of Issuance and Distribution	28
Recent Sales of Unregistered Securities	28
Exhibits	29
Undertakings	30
Signatures	33

 Dealer Prospectus Delivery Obligation

Until 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.  References to “we”, “us”, “our”, “Hazlo!”, “Hazlo! Technologies” or the “Company” mean Hazlo! Technologies, Inc.

OUR COMPANY

We were incorporated in Nevada on August 19, 2010 and are a development stage company.  We plan to initiate business in the software and web application industry.  We plan to focus our business on the Spanish-speaking market of Arizona.  Our primary business plan involves modifying and translating software and web applications originally written in English to Spanish and servicing the information technology (IT) needs of Arizona businesses seeking to better serve the Spanish-speaking population.  We will generate revenue through the sale of fixed-cost service contracts as well as term-based maintenance contracts with various businesses.  We plan to market our services through advertising, trade shows, cold calling, and customer referral.

Our principal business office is located at 9181 S. Antler Crest Drive, Vail, Arizona 85641, our mailing address is PO Box 246, Vail, Arizona 85641, and our telephone number is (520) 990-5533. Our fiscal year end is September 30.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we will continue as a going concern. Investors should note, we have not generated any revenues to date, we do not yet have any products available for sale, and we do not have an existing customer base.

As of September 30, 2010, our company has limited cash and will need to raise additional capital within the next twelve months even if we are able to sell the shares associated with this offering.  The company has no full time employees and our two current officers/directors intend to devote 20% of their business time, or approximately ten hours per week, to Hazlo! Technologies’ business activities.

OUR DIRECT PUBLIC OFFERING

We are offering for sale 1,250,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.02 per share.  If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $25,000.  The expenses associated with this offering are estimated to be $5,000 or approximately 20% of the gross proceeds of $25,000.  If all the shares offered by us are not purchased, all money will be returned to the purchasers and we will retain no proceeds from this offer.

This is our initial public offering.  There is currently no active trading market for our common stock, and we can provide no assurance that such a market will ever develop or be sustained.  We plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement.  In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in our shares of common stock.  At the date hereof, we are not aware that any market maker has any such intention.  Furthermore, we do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.

All of the shares registered herein will become tradable on the effective date of this registration statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

As of the date of this prospectus there are two (2) shareholders of our common stock.  Our President and Director, Alejandra De La Torre, owns 200,000 shares of our common stock, which are subject to Rule 144 restrictions.  Our Director, Michael Klinicki, owns 5,000,000 common shares, which are subject to Rule 144 restrictions.

THE OFFERING

Total shares of common stock outstanding prior to the offering	5,200,000 shares

Shares of common stock being offered by us	1,250,000 shares

Total shares of common stock outstanding after the offering	6,450,000 shares

Gross proceeds:	Gross proceeds from the sale 1,250,000 shares of our common stock will be $25,000.

Use of proceeds:	We will use the proceeds from this offering for equipment, marketing, administrative expenses, and general working capital.

Risk Factors

There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock see the section entitled "Risk Factors."

We will sell the shares of this offering at a fixed price of $0.02 per share until the completion of this offering.  There is no minimum amount of subscription required per investor.  The Company is offering these shares on a self-underwritten, “best efforts”, “all or none” basis.  We do not intend to use an underwriter for this offering.  There is no minimum number of shares to be purchased per investor.

The shares will be offered for a period of 180 days from the date this registration statement is declared effective by the Securities and Exchange Commission.  However, we may extend this offer for up to 90 days following the 180 day offering period.  In the event that 1,250,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to each investor, with interest, and without deduction of any kind.  If all 1,250,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund.

Funds from this offering will be held in an escrow account until all shares have been sold.  The funds will be held by U.S. Bank National Association, 101 N. First Avenue, Phoenix, Arizona, 85003.  All subscription funds will be payable to U.S. Bank N.A. Escrow for Hazlo! Technologies, Inc.

The Company’s directors, Alejandra J. De La Torre and Michael A. Klinicki, will be responsible to market and sell these securities.  Such persons will not be paid any commission for such sales.  The Company will pay all expenses incurred in this offering.

 A Cautionary Note on Forward-Looking Statements

 This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

 While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our audited financial statements and notes thereto included elsewhere in this prospectus.

(August 19, 2010)
Through
(September 30, 2010)
(Audited)

Statement of Operations:

Total revenues	$-

Total operating expenses	$153

(Loss) from operations	$(153)

Net (loss)	$(153)

(Loss) per common share	$-

Weighted average number of common shares outstanding - Basic and diluted	5,200,000

As of
(September 30, 2010)
(Audited)

Balance Sheet:

Cash in bank	$15,447

Total current assets	$15,447

Total assets	$15,447

Total current liabilities	$-

Total liabilities	$-

Total stockholders' equity (deficit)	$15,447

Total liabilities and stockholders' equity	$15,447

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

1.

We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on August 19, 2010, for the purpose of engaging in the modification and translation of software and web applications originally written in English to Spanish and servicing the information technology (IT) needs of Arizona businesses seeking to better serve the Spanish-speaking population. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful marketing of our services and successfully applying our technical expertise to software and web application modification, which itself is subject to numerous industry-related risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and our Company is a highly speculative venture involving significant financial risk.

2.

We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully market our services and successfully complete highly technical software and web application translation projects for our customers.

We have never generated revenues.  We intend to engage in translation of software and web applications originally written in English to Spanish and servicing the information technology (IT) needs of Arizona businesses seeking to better serve the Spanish-speaking population.  We plan to market our services through advertising, trade shows, customer outreach campaigns and referrals.  There can be no assurance that we will be successful in securing contracts for our services or that any revenue from such contracts will exceed the expenses incurred in marketing our services. Our revenue will be dependent upon our ability to successfully complete projects for our clients.  We will rely on third parties to assist in our software translation and programming projects.  These third parties may be unavailable or may delay our projects if not available when needed. We expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful in securing contracts for modification and translation of software and web applications. We cannot guarantee that we will ever be successful in securing contracts or in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.

We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

There is not enough cash on hand to fund our administrative expenses and operating expenses or our proposed marketing program for the next twelve months.  Because we may have no cash flow from operations within the next twelve months, we may need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

4.

Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise the $25,000 we seek from our offering, we may have to suspend or cease operations within twelve months.

 Our audited financial statements for the period from August 19, 2010 through September 30, 2010, were prepared using the assumption that we will continue our operations as a going concern. We were incorporated on August 19, 2010, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise the $25,000 we seek from our offering, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

5.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing a valid working business model in software and web application translation services.  There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

6.

As a development stage company, we may experience substantial cost overruns in marketing and supporting our services, and we may not be successful executing sales within the boundaries of a viable pricing model for our services.

We may experience substantial cost overruns in purchasing and maintaining required technology, development of products, marketing our services, and maintaining long-term contracts with our customers.  We may not have the capability of providing service to our customers because of industry conditions, general economic conditions, and/or competition from potential IT service providers.  In addition, the commercial success of any service is often dependent upon factors beyond the control of the company attempting to market the service, including, but not limited to, market acceptance of the service, industry or governmental restrictions, and whether or not third parties are available and they meet contractual obligations.  We may be unable to price our services within the acceptable pricing range of our customers while at the same time maintaining profitability.  Even if we do succeed in raising the capital to execute our business plan, we cannot ensure that the service, if offered, will actually find popularity and acceptance in the software and web industry.

7.	We will rely on third parties for programming and website data translation, as well as website hosting and system backup.

We will rely on third parties to modify and translate software and web applications from English to Spanish.  If we are unable to enter into service agreements with skilled programmers and web developers, we may not be able to provide services as planned. In addition, we will reply on third parties to host our customer’s websites and provide system backup services for such.  If we are unable to enter into mutually beneficial agreements with web hosting services, we may not be able to provide our translation services as planned. Furthermore, third-party programmers, web developers, and hosting services may not adequately perform their obligations, which may impair our competitive position.  If a third party fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our service, which would result in losses of sales and goodwill.

8.	We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

IT services in general, as well as data translation services, are part of an industry that is highly competitive and although we believe our business model offers a unique service, we cannot guarantee that the features of our service are enough to effectively capture a significant enough market share to successfully launch and sustain our business. Although there is no one in the industry that has successfully brought a service like ours to directly to the Arizona market, nonetheless, our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors have greater name credibility with our potential customers. Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we can to ours. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

9.	Our success depends on third party hardware and software.

We intend to serve our customers through the use of hardware and software systems provided by third parties.  Our future revenue growth will be dependent in large part on successfully using these systems to modify and translate data for our customers.  We may not be able to obtain these hardware and software systems in the future if the third parties we rely on ceased to sell or support these products.  Our failure to have affordable access to these systems could prevent us from generating sufficient revenues to become profitable.

10.	Changing consumer preferences may negatively impact our business

The Company's success is dependent upon the ongoing need and appeal for English to Spanish translation services in software and web applications in Arizona and the US. Consumer preferences with respect to such services may change and are difficult to predict.  We believe our services target a growing demand in translation services based on historic and projected trends of the number of individuals in our target market who require such services.  Our success is dependent upon these projected trends and consumer preferences.  We cannot assure you that consumers will prefer Spanish-based software and web applications over English-based applications in the future.  The failure of our service to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

11.

Because our Directors and officers have no experience in running a company that sells software and web application translation services, they may not be able to successfully operate such a business which could cause you to lose your investment  .

We are a development stage company and we intend to offer services in which we modify and translate software and web applications originally written in English to Spanish.  Alejandra De La Torre and Michael Klinicki, our current Directors and officers, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our Directors and officers have no experience in operating a company that translates software and web applications. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

12.

Because Alejandra De La Torre and Michael Klinicki have other outside business activities and will only be devoting up to 20% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of our business activities.

Our Directors and officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities.  Alejandra De La Torre and Michael Klinicki, our current Directors and officers, intend to devote only approximately 10 hours per week to our business activities. Subsequent to the completion of this offering, we intend to increase our business activities in terms of research, development, marketing and sales. This increase in business activities may require that either our Directors or our officers engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option.

13.	Our Directors own 100% of the outstanding shares of our common stock, and may be able to influence control of the company or decision making by management of the Company.

 Our Directors presently own 100% of our outstanding common stock.  If all of the 1,250,000 shares of our common stock being offered hereby are sold, the shares held by our Directors will constitute approximately 80.6% of our outstanding common stock.

14.	Our business is unprotected by patent and competitors may gain access to our technology and undermine our competitive position.

Our services will not be protected by any patent.  We cannot assure you that competitors will not enter the same market space and offer similar services.  The hardware and software systems we expect to utilize in our business will be available to our competitors.  Competitors offering similar services with similar technology could have a material adverse affect on our business, financial condition, or results of operations.

15.	Key management personnel may leave the company which could adversely affect the ability of the company to continue operations. If the company ceases operations, you will loose your investment.

Because the Company is entirely depended on the efforts of its two officers and directors, their departure or the loss of other key personnel in the future, could have a material adverse effect on the business.  Both of our officers and directors have other outside business activities and are devoting only 20% of their business time, or approximately 10 hours per week, to our operations.  Their expertise in information technology (IT) and system development are critical to the success of our business.  There is no guarantee that replacement personnel with the specific industry and technical expertise in IT, if any, will help the Company to operate profitably.  The Company does not maintain key person life insurance on its officers and directors.

16.

We do not maintain product liability coverage.  We could become liable for uninsured product liability claims which would adversely affect our ability to continue as a going concern, and could cause our business to fail.

The Company does not maintain any product liability insurance at this time.  Once our product is released, the Company will evaluate the need for product liability insurance.  If no product liability insurance is obtained, product claims against the Company could have an adverse material effect and potentially cause the business to fail.

RISKS RELATING TO OUR COMMON STOCK

17.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

18.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

19.	The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

20.	There is no established public market for our stock and a public market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

USE OF PROCEEDS

Assuming we are able to sell all of the shares and complete the offering, which we cannot guarantee, the proceeds to us will be $25,000.  We expect to incur offering expenses estimated at approximately $5,000 for legal, accounting, and other costs in connection with this offering. We expect to disburse those proceeds in the priority set fourth below, during the first 12 months following successful completion of this offering.

PERCENT OF NET PROCEEDS RECEIVED

Shares Sold	1,250,000
Gross Proceeds	$25,000	100%
Less Offering Expenses	$(5,000)	20%
Net Offering Proceeds	$20,000	80%

The use of net proceeds set forth below demonstrates how we intend to use the funds assuming we are able to sell all of the shares and complete the offering, which we cannot guarantee.

Equipment	$5,000	25%
Staff	$7,000	35%
Sales and Marketing	$5,000	25%
General working capital	$3,000	15%
Total	$20,000	100%

Our offering expenses are comprised of legal and accounting expenses.  Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.02 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

 Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible book value as of September 30, 2010 was $15,447 or $0.003 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2010.  As of September 30, 2010 we had 5,200,000 shares of common stock outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $25,000, the net tangible book value of the 6,450,000 shares to be outstanding will be $40,445, or approximately $0.006 per share.  Accordingly, the net tangible book value of the shares held by our existing stockholders will be increased by $0.003 per share without any additional investment on their part.  The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.02 per share) of $0.014 per share.  As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.006 per share, reflecting an immediate reduction in the price they paid for their shares of approximately 300%.

The following table sets forth as of September 30, 2010, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

	Shares
	Number	Percent	Amount
Existing Stockholders	5,200,000	80.6%	$15,600
New Investors	1,250,000	19.4%	$25,000
Total	6,450,000	100%	$40,600

PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Alejandra De La Torre and Michael Klinicki our executive officers and directors named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude when all 1,250,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission.  Hazlo! Technologies, Inc. may at its discretion extend the offering for an additional 90 days.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within two years from this initial effective date of this registration.

In connection with their selling efforts in the offering, Alejandra De La Torre and Michael Klinicki will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities.  Alejandra De La Torre and Michael Klinicki are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Alejandra De La Torre and Michael Klinicki will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Alejandra De La Torre and Michael Klinicki are not and have not been within the past 12 months, a broker or dealer, and are not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Alejandra De La Torre and Michael Klinicki will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities.  Alejandra De La Torre and Michael Klinicki have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

5,200,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 1,250,000 shares of its common stock for possible resale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Hazlo! Technologies, Inc. will receive all proceeds from the sale of the shares by the company if it is successful in selling all 1,250,000 shares of the offering.  The price per share is $0.02.  However, Hazlo! Technologies, Inc. common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

The company's shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the company or by agreement between the company and any purchasers of our common stock.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Hazlo! Technologies, Inc. will pay all expenses incidental to the registration of the shares including registration pursuant to the securities laws of certain states.

PROCEDURE FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC.  Once this registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement,

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to, “U.S. Bank N.A. Escrow for Hazlo! Technologies, Inc.”

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge no such proceedings are threatened or contemplated by any party.

OUR BUSINESS

INTRODUCTION

 We were incorporated in Nevada on August 19, 2010 and are a development stage company.  We plan to initiate business in the software and web application industry.  We plan to focus our business on the Spanish-speaking market of Arizona.  Our primary business plan involves modifying and translating software and web applications originally written in English to Spanish and servicing the information technology (IT) needs of Arizona businesses seeking to better serve the Spanish-speaking population.  We will generate revenue through the sale of fixed-cost service contracts as well as term-based maintenance contracts with various businesses.  We plan to market our services through advertising, trade shows, customer outreach campaigns, and customer referral. We have not generated any revenues to date and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our officers, who are also our Directors and work only part time.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither Hazlo! Technologies, Inc., nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

The Company

The company’s market focus will be providing language translation for our customers. The principle features of our service will include updating and maintaining software and websites for our customers.  Our business objective is to provide customers with a seamless and fluid translation service for their existing systems.  Through custom modification and programming, we intend to automate the translation process by making use of third party translation software and utilities.  Our services will allow customers to leverage the use of their existing software and web applications by being able to serve English and Spanish speaking individuals with user-friendly, real-time translation.

Unlike traditional computer-based translation, which requires the user to follow a series of difficult and/or cumbersome processes for each translation, we plan to provide customization that will translate without any additional work by the user.   For example, we may provide our customer with a “Spanish/English” button on their website so that all visitors to their website can translate between the two languages without need of special software, special browser options, or copying and pasting text from one screen to another.  The website, which will most likely be written in a single language, will include translation software that will be imbedded into the website’s HTML code or reside on the customers host server.  This method will make the translation process much more user-friendly and will make it more likely that a person who speaks only Spanish, for example, will spend more time on the website.

The Company’s initial focus will be on businesses having English-based systems which serve a significant number of Spanish speaking customers.  Some of our target customers may include government agencies, banks & credit unions, schools, news providers, job sites, travel & transportation agents, and entertainment providers.  The Company has identified the business requirements for its proposed service and has identified key, third party utilities to assist in language translation; however we currently do not have a working model of our proposed service.  At this time the Company estimates a 6-12 month timeframe to complete a working “proof of concept” model (prototype) to present to potential customers.  We intend to market our services through the demonstration of this model.

The primary translation technology behind our services will come from third party providers.  Hazlo! Technologies, Inc. will incorporate these technologies into our customers’ existing computer systems with custom programming.  We plan to use suites of available translation tools from two primary sources.  We will incorporate existing application programming interfaces (API) and graphical user interface (GUI) widgets to facilitate the interaction between the customer’s system and the translator.  We plan to contract with third party programmers for the initial development.

MANAGEMENT

We intend to employ and use consultants to build the corporate infrastructure in Finance, Accounting, and Software.  Our Directors, Alejandra J. De La Torre and Michael A. Klinicki, will provide services for Sales, Purchasing, and other administrative functions.

SALES AND MARKETING

Hazlo! Technologies intends to use a portion of the proceeds from this offering to develop a detailed marketing plan and to advertise our services to potential customers.  Our marketing plan will include working with industry experts to help us identify target industries and potential customers.  We plan to market our services through targeted advertising, trade shows, direct contact, and customer referral.  Our Directors, Alejandra J. De La Torre and Michael A. Klinicki, will provide the initial services for sales until our “proof of concept” model (prototype) is complete.  After the completion of our model, we anticipate creating a limited direct sales force dedicated to marketing and selling our services to clients.

In conjunction with the direct sales efforts, the Company intends to leverage the indirect sales channel by indentifying and working with other companies (ex. channel partners) that service the same industries we provide service to.  The Company will identify these other channel partners and develop marketing plans that are mutually beneficial both on the business and financial side.  At this time, these companies have not been identified.

COMPETITION

There are two primary types of competition in Hazlo! Technologies’ market: (i) providers of existing translation tools and services, and (ii) other programming and consulting businesses that may provide similar services.  As in most areas of information technology (IT) services, the ability to compete typically resides in a company’s ability to provide systems that are cost effective and more user-friendly than the competition.

The company believes that our direct competition for providers of existing translation tools and services are Microsoft, Google, and Yahoo.  These three competitors each provide tools, either through download, through browser toolbar functions, or through their own websites, for translating data and web content between various languages.   Hazlo! Technologies plans to use the suites of available translation tools from two of these companies for its own services.  We will incorporate existing application programming interfaces (API) and graphical user interface (GUI) widgets provided by these companies to facilitate the interaction between the customer’s system and the translator.

Other programming and consulting businesses may provide similar services to ours.  There are many businesses and independent programmers who will have the ability to directly compete with us.  The third party tools we plan to use in our business will be available to our competitors.  At this time we are unaware of the number of programmers and IT consultants that may provide competition for us.  Our business strategy will be to position Hazlo! Technologies as the primer language translation IT provider in Arizona by providing services that are cost effective to our customers with highly user-friendly and seamless interfaces.

STAFFING

As of September 30, 2010, Hazlo! Technologies, Inc. has no permanent staff other than its President and Director, Alejandra J. De La Torre and Director, Michael A. Klinicki.  Both Ms. De La Torre and Mr. Klinicki will contribute up to 20% of their business time to the Company.  Neither Ms. De La Torre or Mr. Klinicki are being paid by the Company for their services.

EMPLOYMENT AND EMPLOYMENT AGREEMENTS

At present, Hazlo! Technologies has no employees other than its two officers and directors, Alejandra De La Torre and Michael Klinicki, who have not been compensated.  There are no employment agreements in existence.  The Company presently does not have any pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however the company may adopt plans in the future.  There are currently no personal benefits available to the Company’s directors.

During the initial implementation of our development strategy, the company intends to hire independent consultants, and contractors to develop our intended prototype and various components of our technology.  The Company will need to raise additional capital over the next twelve (12) months to hire and/or retain these resources.

DESCRIPTION OF PROPERTY

The Company does not own any real estate or other properties.  The Company is currently using office space provided to us by our director, Michael Klinicki.  Mr. Klinicki is providing office space for the duration of our development stage.  The office space is located in the residence of Mr. Klinicki.  The office space consists of a single room with approximately 150 square feet and a telephone.  Mr. Klinicki has agreed to the use of his residence until such time as we require additional office space.  We intend to relocate our offices after completion of our prototype and upon commencing sales to our customers.  There are no formal written or implied agreements to pay rent for our office space at this time.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

WE ARE A DEVELOPMENT STAGE COMPANY

We have not yet generated or realized any revenues from business operations. Our auditors have issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our service to customers. Accordingly, we must raise cash from sources other than revenues generated from the proceeds of loans we undertake.

From inception to September 30, 2010, the company's business operations have primarily been focused on developing our business plan and market research.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is not historical financial information about us upon which to base an evaluation of our performance.  Hazlo! Technologies, Inc. was incorporated in the State of Nevada on August 19, 2010.  We are a development stage company attempting to initiate business in the software and web application industry.  We plan to focus our business on the Spanish-speaking market of Arizona.  Our primary business plan involves modifying and translating software and web applications originally written in English to Spanish and servicing the information technology (IT) needs of Arizona businesses seeking to better serve the Spanish-speaking population.  We will generate revenue through the sale of fixed-cost service contracts as well as term-based maintenance contracts with various businesses. We have not generated any revenue from our operations.  We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with limited capital resources currently available to us for the implementation of our business strategies (see “Risk Factors”).  To become profitable and competitive, we must develop the business and marketing plan, execute the plan, and establish sales and co-development relationships with customers and partners.

Our two Directors have provided us with initial operating capital to sustain our business plan over the next twelve (12) month period, partially through this offering, and will seek alternative financing through means such as borrowings from institutions or private individuals.

PLAN OF OPERATION

We are a development stage company.  We have identified the business requirements for our proposed service and have identified key, third party utilities to assist in our business of language translation; however we currently do not have a working model of our proposed service.  At this time the Company estimates a 6-12 month timeframe to complete a working “proof of concept” model (prototype) to present to potential customers.  We intend to market our services through the demonstration of this model.  The design and development of our prototype will be carried out by specialist subcontractors offering expertise in programming and web development.  We expect to begin marketing our services immediately upon completion of the prototype.

Since inception on August 19, 2010, Hazlo! Technologies has spent a total of $153 on start-up costs.  The company anticipates an additional $5,000 in costs associated with this registration statement.  The company has not generated any revenue from business operations.  All proceeds currently held by the company are the result of the sale of common stock to its officers.  The Company does not have any contractual arrangement with our Officers to fund the company on an on-going basis for either operating capital or a loan.  Our Officers may elect to fund the Company as they did initially, however there are no assurances that they will in the future.

Since its inception, the majority of the Company’s time has been spent refining its business plan and conducting industry research, and preparing for a primary financial offering.  We are reliant upon the successful completion of this offering to complete our business plan.  If we are unsuccessful in completing this offering we may be unable to sustain operations beyond the expected 6-12 month development period we expect for our prototype and we may need to dramatically change our business plan, sell the Company or cease operations. We do not presently have any plans, arrangements, or agreements to sell or merge our Company.

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business. Even if we raise the money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations.  For the period ended September 30, 2010, Hazlo! Technologies, Inc. issued 5,200,000 shares of common stock to our two officers and directors for cash proceeds of $15,600 at $0.003 per share.

We anticipate needing an additional $25,000 in order to execute our business plan over the next twelve (12) months, which includes completing the business and marketing plan, completing the prototype plans, identifying the necessary resources to produce our prototype, and completing the prototype.  We plan to raise the needed capital though this offering.  Our current available cash is not sufficient to allow us to commence full execution of our business plan.   Based on our success of raising additional capital over the next twelve (12) months, we anticipate employing various consultants and contractors to commence the development of our product prototype.  However, until the Business and Marketing plan are completed, we are not able to quantify with any certainty and planned capital expenditures including the hiring of consultants and contractors.   The only planned capital expenditure is the public company costs.  As of September 30, 2010, the Company has no firm commitments for any capital expenditures.

Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our Business and Marketing Plan. We anticipate that receipt of such financing may require granting a security interest in the service offering, and are willing to grant such interest to secure the necessary funding.

Through September 30, 2010, we have spent a total of $153.  This amount consists mostly of State fees associated with the establishment of the Company.  We anticipate an additional $5,000 in expenses associated with completing this registration statement.  Of the $5,000, we anticipate spending $1,000 for accounting fees, $2,500 for audit fees, and $1,500 in legal fees.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our officers have agreed not to draw a salary until a minimum of $250,000 in funding is obtained or until we have achieved $500,000 in gross revenues.  Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our Director, Michael Klinicki, and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and the agreement of our officers, management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations it has sufficient financial resources to meet its obligations for at least the next twelve months.

Although we anticipate that the $25,000 being raised in our offering will allow us to proceed with our business plan, there can be no assurance that we will be able to keep costs from being more than these estimated amounts. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues.

MANAGEMENT

OFFICERS AND DIRECTORS

Our officer and directors will serve until his/her successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of September 30, 2010.

Name	Age	Positions and Offices Held

Alejandra J. De La Torre	47	President, Secretary, Treasurer and Director

Michael A. Klinicki	45	Director

The persons named above have held their offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee, a Nominating Committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. Our director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

      o  understands generally accepted accounting principles and financial statements,

      o  is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

      o  has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

      o  understands internal controls over financial reporting, and

      o  understands audit committee functions.

Our Board of Directors is comprised of two individuals who were integral to our formation and who are involved in our day to day operations. While we would prefer our director be an audit committee financial expert, the individuals who have been key to our development have professional background in finance or accounting. As with most small, early stage companies, until such time as our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

CODE OF BUSINESS CONDUCT AND ETHICS

In September 2010 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our President, CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

      o  honest and ethical conduct,

      o  full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

      o  compliance with applicable laws, rules and regulations,

      o  the prompt reporting violation of the code, and

      o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission (SEC) as an exhibit to our S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics can obtain one by going to the SEC Edgar website and viewing the attachments to our S-1.

BACKGROUND OF OFFICERS AND DIRECTORS

Alejandra J. De La Torre, President, Secretary, Treasurer, Director:

Alejandra De La Torre has been the President, Secretary, Treasurer and a Director of Hazlo! Technologies since our inception in August 2010.  She has over 20 years of business experience in various capacities.  Prior to becoming President, Ms. De La Torre worked as a Programmer Analyst I & II for Pima Community College- one of the largest community colleges in the US.  She has also held the positions of Senior Software Developer, and IT Security Specialist for ASARCO Mining Corporation.  Ms. De La Torre has extensive experience in a variety of information technology areas including programming, design, analysis, reporting, security, and cross-platform computing.  She holds a Bachelors Degree in Management Information Systems from the University of Arizona.

Michael A. Klinicki, Director:

Michael Klinicki has been a Director of Hazlo! Technologies since our inception in August 2010.  He has over 25 years of business experience in various capacities.  Prior to becoming a Director, Mr. Klinicki worked as an information technology professional and consultant.  He has held positions with the State of California, Health Net, and the international accounting & consulting firm, KPMG.  He is the founder of Riparian Technologies, a successful software development company which focuses on products for the construction industry.  Mr. Klinicki has more than 13 years of experience as an advisor to numerous investment groups where he specializes in capital structure analysis, dividend analysis, and merger valuation.  In 2007 Mr. Klinicki was appointed to the Supervisory Committee of the Pima Federal Credit Union; a 58-year old banking institution with over $120 million in investments and $245 million in assets.  He holds a Bachelor of Science degree in Computer Science from California State University, Chico.

CONFLICTS OF INTEREST

At the present time, we do not foresee a direct conflict of interest with our two directors, Alejandra De La Torre and Michael Klinicki.  The only conflict that we foresee is Ms. De La Torre’s and Mr. Klinicki’s devotion of time to projects that do not involve us.  Both of our directors are involved with businesses other than ours and both have agreed to devote 20% of their business time to Hazlo! Technologies.  In the event that either Ms. De La Torre or Mr. Klinicki ceases devoting time to our operations, they have agreed to resign as an officer and director.

EXECUTIVE COMPENSATION

Our officers have agreed not to draw a salary until a minimum of $250,000 in funding is obtained or until we have achieved $500,000 in gross revenues.

SUMMARY OF COMPENSATION

We did not pay any salaries in 2010. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning cash and certain other compensation we paid to our Chief Executive Officer for the fiscal year ending September 30, 2010.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Pay-outs
Name and Principal Position	Year (1)	Salary	Bonus	Other	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Pay-outs	All Other
Alejandra De La Torre President and Director	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Michael Klinicki Director	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)   We were incorporated on August 19, 2010.

We have no employment agreements with our Executive Officers and Directors. We will not pay compensation to Directors for attendance at meetings. We will reimburse the Directors for reasonable expenses incurred during the course of their performance.

DIRECTOR COMPENSATION

We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans including options and SARs that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, Hazlo! Technologies, Inc. has not entered into any employment agreements with our two officers and directors.  If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our officers and directors, or future key staff members.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 5,200,000 shares of our common stock outstanding as of September 30, 2010.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)

Alejandra De La Torre	200,000	3.85%

Michael Klinicki	5,000,000	96.15%

All stockholders, and / or Directors and / or executive officers as a group (two persons)	5,200,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

For the period ended September 30, 2010, a total of 5,200,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our officers and directors will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since they will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 1,250,000 of its common shares, in addition to the 5,200,000 shares currently issued and outstanding. The price per share is $0.02 (please see "Plan of Distribution").

The 5,200,000 shares currently issued and outstanding were acquired by our officers and directors for the period ended, September 30, 2010. We issued a total of 5,200,000 common shares for consideration of $15,600, which was accounted for as a purchase of common stock. The issuance of the shares was made to our officers and directors, Alejandra De La Torre and Michael Klinicki, who are sophisticated and accredited investors, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

DESCRIPTION OF SECURITIES

In the event the company receives payment for the sale of their shares in this offering, Hazlo! Technologies, Inc. will receive all of the proceeds from such sales.  Hazlo! Technologies, Inc. is bearing all expenses in connection with the registration of the shares of the company.

COMMON STOCK

The authorized common stock is seventy five million (75,000,000) shares with a par value of $.001 for an aggregate par value of seventy five thousand dollars ($75,000).  These shares:

   o  have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   o  are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   o  do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   o  and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the By-laws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 80.6% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Hazlo! Technologies, Inc. will act as its own transfer agent.

STOCK OPTION PLAN

The Board of Directors of Hazlo! Technologies, Inc. has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Hazlo! Technologies, Inc. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Theresa A. Stein, Esq., 1228 “N” Street, #22, Sacramento, CA, 95814.

EXPERTS

Our financial statements have been audited for the period ending September 30, 2010 by M&K CPAs, PLLC, Houston, Texas, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-

Balance Sheet as of September 30, 2010	F-

Results of Operations From Inception (August 19, 2010) To September 30, 2010	F-

Statement of Shareholders’ Equity (Deficit) from Inception (August 19, 2010) To September 30, 2010	F-

Statement of Cash flows from Inception (August 19, 2010) To September 30, 2010	F-6

Notes to Financial Statements September 30, 2010	F-7-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Hazlo! Technologies, Inc.

We have audited the accompanying balance sheet of Hazlo Technologies, Inc. (a development stage company) as of September 30, 2010 and the related statements of operations, changes in shareholders' equity (deficit), and cash flows for the period from inception (August 19, 2010) to September 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hazlo! Technologies, Inc. as of September 30, 2010 and the results of its operations, changes in shareholders' equity (deficit) and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

November 4, 2010

HAZLO! TECHNOLOGIES, INC.

(A Development Stage Enterprise)

BALANCE SHEET

AS OF SEPTEMBER 30, 2010

ASSETS
Current Assets
Cash	$ 15,447
Total current assets	15,447

TOTAL ASSETS	$ 15,447

LIABILITIES AND SHAREHOLDERS' EQUITY
$ -

TOTAL LIABILITIES	-

SHAREHOLDERS' EQUITY
Common stock, par value $0.001; 75 million shares authorized; 5,200,000 shares issued and outstanding at September 30, 2010	5,200
Additional paid in capital	10,400
Deficit accumulated during the development stage	(153)
Total shareholders' equity	15,447

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 15,447

See Summary of Significant Accounting Policies and Notes to Financial Statements.

HAZLO! TECHNOLOGIES, INC.

(A Development Stage Enterprise)

STATEMENT  OF OPERATIONS

FROM INCEPTION (AUGUST 19, 2010) TO SEPTEMBER 30, 2010

REVENUES	$ -

EXPENSES
General and administrative	153
Total expenses	153

Net Loss	$ (153)

Weighted average shares outstanding	5,200,000
Loss per share (basic and fully diluted)	$ -

See Summary of Significant Accounting Policies and Notes to Financial Statements.

HAZLO! TECHNOLOGIES, INC.

STATEMENT OF SHAREHOLDERS’ EQUITY(DEFICIT)

FROM INCEPTION (AUGUST 19, 2010) TO SEPTEMBER 30, 2010

				Additional Paid In Capital	Accumulated Deficit	Total
	Capital Stock
	Date	Shares	Amount

Inception, August 19, 2010		-	$ -	$ -	$ -	$ -

Shares issued for cash to founders	08/27/10	5,000,000	5,000	10,000		15,000

Shares issued for cash to founders	08/30/10	200,000	200	400		600

Net loss, inception (8/19/10) to 9/30/10					(153)	(153)

Balances, September 30, 2010		5,200,000	$ 5,200	$ 10,400	$ (153)	$ 15,447

See Summary of Significant Accounting Policies and Notes to Financial Statements.

HAZLO! TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

FROM INCEPTION (AUGUST 19, 2010) TO SEPTEMBER 30, 2010

OPERATING ACTIVITIES:
Net loss	$ (153)

Cash used in operating activities	(153)

INVESTING ACTIVITIES
-
Cash used in investing activities	-

FINANCING ACTIVITIES
Proceeds from issuance of stock	15,600
Cash provided by financing activities	15,600

Net increase in cash and cash equivalents during the year	15,447
Cash and cash equivalents at Company inception	-
Cash and cash equivalents at end of period	$ 15,447

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	-
Cash paid for income taxes	-

See Summary of Significant Accounting Policies and Notes to Financial Statements.

HAZLO! TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION (AUGUST 19, 2010) TO SEPTEMBER 30, 2010

Note 1 – Organization, Nature of Operations and Basis of Presentation

Organization and History

Hazlo! Technologies, Inc. was incorporated on August 19, 2010 in the State of Nevada. Our founding partners are Michael A. Klinicki, Director, and Alejandra J. De La Torre, Director and President.

Nature of Operations

Our business plan is to modify and translate software and web applications originally written in English into Spanish and to focus on the needs of the Arizona business community to better serve the Spanish-speaking population.  We hope to generate revenues through the sale of fixed-cost service contracts as well as term-based maintenance contracts with various businesses.  We plan to market our services through advertising, trade shows, customer outreach campaigns and referrals.

Development Stage

The Company has not earned revenue from planned principal operations since inception (August 19, 2010). Accordingly, the Company's activities have been accounted for as those of a development stage enterprise as set forth in Accounting Codification Standard (“ASC”) Topic 915 (“ASC 915”), Development Stage Entities. Among the disclosures required by ASC 915 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

Basis of Presentation and Summary of Significant Accounting Policies

Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. As of September 30, 2010 , there were no cash equivalents.

Property and Equipment:   New property and equipment are recorded at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Revenue Recognition:  the Company will recognize revenue when persuasive evidence of an agreement exists, services have been rendered, the sales price of a unit is fixed or determinable, and collectibility is reasonably assured.  Since our inception on August 19, 2010 to our fiscal year ended September 30, 2010, we have earned no revenues.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Stock Based Compensation: Stock-based awards to non-employees are accounted for using the fair value method in accordance with ASC 718, Compensation-Stock Compensation.  The provisions of ASC 718  requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.

We calculate the fair value of options using a Black-Scholes option pricing model. We do not currently have any outstanding options subject to future vesting therefore no charge is required for the period ended September 30, 2010. ASC 718 also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow.

Fair Value of Financial Instruments: ASC 825, Financial Instruments requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2010.

Earnings per Common Share: Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed using the weighted average number of common and dilutive equivalent shares outstanding during the period.

There were no common equivalent shares required to be added to the basic weighted average shares outstanding to arrive at diluted weighted average shares outstanding during the period from inception (August 19, 2010) to September 30, 2010.

Income Taxes: We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred income taxes are recorded in accordance with ASC 740, Income Taxes. Under ASC 740, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse.

ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 also requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards.  Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Recent Accounting Pronouncements

In May 2008, the FASB issued a new accounting standard relating to the hierarchy of Generally Accepted Accounting Principles. This standard identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (“GAAP”) in the United States (the GAAP hierarchy). This standard becomes effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (“PCAOB”) amendment to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles” and is not expected to have a significant impact on our consolidated financial statements.

In May 2009, the FASB issued a new accounting standard relating to subsequent events (“Topic 855”).  This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). Topic 855 requires an entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009.  The Company has adopted this standard in this report.

At its inception, the Company adopted ASC 820 Fair Value Measurements and Disclosures. ASC 820 provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. ASC 820 applies whenever other standards required (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances.

 The Company also adopted ASC 825, Financial Instruments. ASC 825 permits entities to choose to measure many financial instruments and certain other items at fair values.

Management does not anticipate that the adoption of these standards will have a material impact on the financial statements.

Note 2 – Going Concern

The accompanying financial statements have been prepared assuming that Hazlo! Technologies, Inc. will continue as a going concern. As shown in the accompanying financial statements, we had negative cash flows from operations for the period from inception (August 19, 2010) to September 30, 2010, and we expect continued negative cash flows from operations until our operations begin.  There is no assurance that we will be able to raise the required capital to execute our business plan or that the business plan, once executed, will generate positive cash flows from operations.  These conditions raise substantial doubt as to our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.  Management intends to finance our business plan by through sales of our common stock.

Note 3 – Capital Structure

Common Stock

We are authorized to issue up to 75 million shares of common stock.  As of September 30, 2010, we have issued 5,200,000 shares.   5,000,000 million of these shares were issued to Michael A. Kliniski, a founding shareholder and director in exchange for $15,000 in cash.  200,000 of these shares were issued to Alejandra J. De La Torre, Director and President in exchange for $600 in cash.

Potentially Dilutive Securities

We have no potentially dilutive securities outstanding at September 30, 2010.

Note 4 – Related Party Transactions

As discussed in Note 3, we issued 5,200,000 shares of stock to founding shareholders and officers in exchange for $15,600 in cash.

Note 5 – Subsequent Events

We have evaluated subsequent events through the date of issuance of the financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Nevada law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee and printing	$500*

Total:	$500

* estimate

Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

On August 27, 2010, we issued a total of 5,000,000 shares of our common stock to one of our founding directors.  On August 30, 2010, we issued a total of 200,000 shares of our common stock to our other founding director & president.  The purchase price for such shares was $0.003 per share.  Our common stock’s par value is $0.001 per share.  The aggregate amount for both purchases was $15,600. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe these issuances were exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that act.  The issuance of shares was made to two Directors of the Company who are sophisticated and accredited investors.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned

Alejandra J. De La Torre	200,000

Michael A. Klinicki	5,000,000

Total:	5,200,000

Exhibits

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation of the Company*

3.2	By-Laws of the Company*

4.1	Specimen Common Stock Certificate of the Company*

5.1	Opinion of Legal Counsel*

14.1	Code of Business Conduct and Ethics*

23.1	Consent of Accountants*

23.2	Consent of Legal Counsel (included in Exhibit 5.1)*

99.1	Subscription Agreement*

99.2	Escrow Agreement with US Bank*

* Filed herewith

** Previously filed

Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in Tucson, Arizona on November 5, 2010

Hazlo! Technologies, Inc.

Date November 9, 2010	By:	/s/ Alejandra J. De La Torre
Alejandra J. De La Torre
President (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Alejandra J. De La Torre	President, Secretary, Treasurer, and Director (Principal	November 9, 2010
Alejandra J. De La Torre	Executive Officer)

/s/ Michael A. Klinicki	Director	November 9, 2010
Michael A. Klinicki